Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2021 relating to the financial statements of iTeos Therapeutics, Inc. appearing in the Annual Report on Form 10-K of iTeos Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL

Zaventem, Belgium

March 24, 2021